Exhibit 107
Calculation of Filing Fee Tables

Form S-8
(Form Type)

BARK, Inc.
(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (2)	Other (4)	17,356,716	$1.26 (5)	$21,869,462.16	0.0001531	$3,348.22
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share (3)	Other (4)	3,000,000	$1.07 (6)	$3,213,000.00	0.0001531	$491.92
Total Offering Amounts						$25,082,462.16		$3,840.14
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$3,840.14

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock, $0.0001 par value per share (“Common Stock”), that become issuable under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”) as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Registrant’s Common Stock, as applicable.
(2)	Represents 8,876,143 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2021 Plan on April 1, 2023 and 8,480,573 shares of Common Stock that were automatically added to the shares reserved for issuance under the 2021 Plan on April 1, 2025, each pursuant to an “evergreen” provision contained in the 2021 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2021 Plan automatically increases on the first day of each fiscal year of the Registrant during the term of the 2021 Plan by an number, determined by the Registrant’s board of directors on or before May 1 of such fiscal year, not to exceed five percent (5%) of the total number of shares of Common Stock actually issued and outstanding on the last day of the prior fiscal year. If the Registrant’s board of directors does not determine to increase the aggregate number of shares of Common Stock in the 2021 Plan by May 1 of such fiscal year, such increase shall be zero.
(3)	Represents 1,500,000 shares of Common Stock that were automatically added to the shares reserved for issuance under the ESPP on April 1, 2023 and 1,500,000 shares of Common Stock that were automatically added to the shares reserved for issuance under the ESPP on April 1, 2025, each pursuant to an “evergreen” provision contained in the ESPP. Pursuant to such provision, the number of shares reserved for issuance under the ESPP automatically increases on the first day of each fiscal year of the Registrant during the term of the ESPP by a number, determined by the Registrant’s Board of Directors on or before May 1 of such fiscal year, not to exceed the lesser of (i) one percent (1%) of the total number of shares of Common Stock issued and outstanding on the last day of the preceding fiscal year or (ii) 1,500,000 shares of Common Stock. If the Registrant’s board of directors does not determine to increase the aggregate number of shares of Common Stock in the ESPP by May 1 of such fiscal year, such increase shall be zero.
(4)	Because this Registration Statement is registering securities pursuant to employee benefit plans, the fees under this Registration Statement are calculated pursuant to Rule 457(h).
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 2, 2025.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 2, 2025, multiplied by 85%. Pursuant to the ESPP, the purchase price of a share of Common Stock is 85% of the fair market value of the Registrant's Common Stock.